File No. 811-08957

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT
COMPANY ACT OF 1940             |X|


Amendment No. 8                 |X|

                Highland Floating Rate Limited Liability Company
               (Exact Name of Registrant as Specified in Charter)

                           13455 Noel Road, Suite 1300
                               Dallas, Texas 75240
                    (Address of Principal Executive Offices)

                                 1-877-665-1287
              (Registrant's Telephone Number, Including Area Code)

                                James D. Dondero
                           13455 Noel Road, Suite 1300
                               Dallas, Texas 75240
                     (Name and Address of Agent for Service)

                                   Copies To:
                             Stuart H. Coleman, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

                                EXPLANATORY NOTE

Throughout this Registration Statement, information concerning Highland Floating Rate Limited Liability Company (the "Portfolio") (formerly named Columbia Floating Rate Limited Liability Company) is incorporated by reference from the Registration Statements on Form N-2 of Highland Floating Rate Fund (File No. 333-51466) (formerly named Columbia Floating Rate Fund) and Highland Institutional Floating Rate Income Fund (File No. 333-51742) (formerly named Columbia Institutional Floating Rate Income Fund) under the Securities Act of 1933, as amended (the "Securities Act") (the "Filings") (CIK No. 0001068200 and 0001068202, respectively). The Filings contain the prospectuses and statements of additional information (each an "SAI") for Highland Floating Rate Fund and Highland Institutional Floating Rate Income Fund (the "Feeder Funds"), which invest substantially all of their assets in the Portfolio.

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, interests in the Portfolio are not being registered under the Securities Act because interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities

Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the Securities Act.

                                     PART A


Responses to Items 1, 2, 3.2, 4, 5, 6, and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3. FEE TABLE AND SYNOPSIS

(1) Not applicable.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT

(1) The Portfolio is a closed-end, non-diversified registered management investment company which was organized as a limited liability company under the laws of the State of Delaware on August 14, 1998. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the Securities Act.

(2)-(4) Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and risk factors associated with investments in the Portfolio in the sections entitled "Investment Objective and Policies," "How the Portfolio Invests," "Principal Risks" and "Other Investment Practices" in each Feeder Fund prospectus.

(5) Investments in the Portfolio may not be transferred. However, pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Portfolio will make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in each Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.


(6) Not applicable.

ITEM 9. MANAGEMENT


1(a) Board of Managers. The Board of Managers of the Portfolio has overall management responsibility for the Portfolio. Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in each Feeder Fund prospectus.

1(b) - (c) Investment Adviser and Portfolio Management. Registrant incorporates by reference information concerning the Portfolio's management, including the investment adviser and portfolio managers, from "Management of the Fund" and "Organization and Description of Shares" in each Feeder Fund prospectus.

1(d) Administrators. Registrant incorporates by reference information concerning the Registrant's Administrator and Sub-Administrator from "Management of the Fund" in each Feeder Fund's prospectus.

1(e) Custodian. PFPC Trust Company, 8800 Tinicum Boulevard, Philadelphia, Pennsylvania, 19153, is the custodian of the Portfolio and has custody of the securities and cash of the Portfolio. The custodian, among other things, attends to the collection of principal and income and payment for and collection of proceeds of securities bought and sold by the Portfolio.

1(f) Expenses. The Portfolio is responsible for all of its expenses not expressly stated to be payable by the other party under the Advisory Agreement.


1(g) Not applicable.

(2) Not applicable.


(3) Control Persons. As of November 30, 2004, Highland Floating Rate Fund and Highland Institutional Floating Rate Income Fund controlled the Portfolio.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT AND OTHER SECURITIES

1(a)-(f) Registrant incorporates by reference information concerning interests in the Portfolio from "Organization and Description of Shares" and "Master/Feeder Funds: Structure and Risk Factors" in each Feeder Fund prospectus. An interest in the Portfolio has no preemptive or conversion rights and is fully paid and non-assessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors, and has no current intention to do so, but the Portfolio will hold special meetings of investors when, in the judgment of the Board, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the Board of investors holding in the aggregate not less than 10% of the units in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Board by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Board members. Investors also have the right to remove one or more Board members without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under its limited liability company agreement, the Portfolio is authorized to issue units. Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in each Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.


The net income of the Portfolio shall consist of (i) all income accrued less the amortization of any premium on the assets of the Portfolio, less (ii) all actual and any accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue, and by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All of the net income of the Portfolio is allocated among the investors in accordance with their interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

(2) - (3) Not applicable.

(4) It is intended that the assets, income and distributions of the Portfolio will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company ("RIC"), assuming the investor invested all of its assets in the Portfolio.

Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code, and the regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in the Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities or redemptions of portions of an investor's unrealized gain or loss in assets.

(5) Not applicable.

(6) Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES

Not applicable.


ITEM 12. LEGAL PROCEEDINGS

Columbia Management Advisors, Inc. ("Columbia"), Columbia Funds Distributor, Inc. ("CFD"), certain of their affiliates and the Fund (collectively, "the Columbia Group"), have received information requests and subpoenas from various regulatory and law enforcement authorities in connection with their investigations of late trading and market timing in mutual funds as well as other industry wide issues.

On February 24, 2004, the Securities and Exchange Commission ("SEC") filed a civil complaint in the United States District Court for the District of Massachusetts against Columbia and CFD, alleging that they had violated certain provisions of the federal securities laws in connection with trading activity in mutual fund shares. Also on February 24, 2004, the New York Attorney General ("NYAG") filed a civil complaint in New York Supreme Court, County of New York against Columbia and CFD alleging that Columbia and CFD had violated certain New York anti-fraud statutes. On March 15, 2004, Columbia and CFD entered into agreements in principle with the SEC Division of Enforcement and NYAG in settlement of the charges. In a separate agreement with the NYAG, the Columbia Group and its affiliate Bank of America Capital Management, LLC have agreed to collectively reduce mutual fund fees by $160 million over a five-year period.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of Fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the Fund.

In connection with the events described in detail above, various parties have filed suit against certain funds (including the Fund), their Boards and/or FleetBoston (and affiliated entities). More than 300 cases (including those filed against entities unaffiliated with the funds, their Boards and/or FleetBoston and its affiliated entities) have been consolidated in a multi-district proceeding and transferred to the Federal District Court in Maryland. Recently, certain Columbia fund and affiliated entities and the Fund have been named as defendants in several derivative actions under various sections of the 1940 Act, alleging, among other things, that the fees and expenses paid by those funds are excessive. The funds and the other defendants to these actions, including Columbia and various affiliates, certain other mutual funds advised by Columbia and its affiliates, and various directors of such funds and the Fund have denied these allegations and are contesting the plaintiffs' claims. These suits and certain regulatory investigations are ongoing, however, based on currently available information, Columbia believes that these lawsuits are without merit, and that the likelihood they will have a material adverse impact on the Fund is remote.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

General Information and History                              B-1
Investment Objective and Policies                            B-1
Management                                                   B-1
Control Persons and Principal Holders of Securities          B-1
Investment Advisory and Other Services                       B-2
Brokerage Allocation and Other Practices                     B-2
Tax Status                                                   B-2
Financial Statements                                         B-4

                                     PART B

                Highland Floating Rate Limited Liability Company
            Statement of Additional Information Dated January 1, 2005

ITEM 14. COVER PAGE

Not applicable.

ITEM 15. TABLE OF CONTENTS

General Information and History                            B-1
Investment Objective and Policies                          B-1
Management                                                 B-1
Control Persons and Principal Holders of Securities        B-1
Investment Advisory and Other Services                     B-2
Brokerage Allocation and Other Practices                   B-2
Tax Status                                                 B-2
Financial Statements                                       B-4

ITEM 16. GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES

Part A, Item 8 contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

(1)-(3) Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Investment Policies," "Portfolio Investments and Strategies" and "Investment Restrictions" in each Feeder Fund SAI.

(4) Not applicable.

ITEM 18. MANAGEMENT

The Portfolio is organized as a Delaware limited liability company; therefore, it is required to have a Board of Managers rather than a Board of Trustees. The Managers of the Portfolio are the same persons as the Trustees of each Feeder Fund.

At a special meeting of shareholders held on July 30, 2004, the shareholders of each Feeder Fund elected a new Board of Trustees coincident with the approval of a new investment advisory agreement with Highland Capital Management, L.P. ("Highland"). The table below sets forth certain information with respect to the Managers and officers of the Portfolio as of July 30, 2004, and the date of this SAI. Certain information that follows this section is provided for the former Managers.

The Highland Funds Complex consists of the following funds (the "Highland Funds"): Highland Floating Rate Limited Liability Company, Highland Floating Rate Fund, Highland Floating Rate Advantage Fund, Highland Institutional Floating Rate Income Fund, Prospect Street(R) High Income Portfolio Inc.
and Prospect Street(R) Income Shares Inc.

The following table sets forth compensation paid to the former Managers during the year ended August 31, 2004 and calendar year ended December 31, 2003:

Manager Compensation

FORMER MANAGERS

The following information pertains solely to the Managers and officers of the Portfolio who were elected or appointed while Columbia Management Advisors, Inc. ("Columbia") served as investment adviser to the Portfolio.

Columbia or its affiliates paid the compensation of all the board members and officers of the funds in the Columbia Funds Complex, including the Trustees of the Feeder Funds who were affiliated with Columbia. For the fiscal year ended August 31, 2004 and the calendar year ended December 31, 2003, the Managers received the following compensation for serving as Managers:

                                                                                           TOTAL COMPENSATION FROM
                                                                                             THE COLUMBIA FUNDS
                                                                AGGREGATE COMPENSATION       COMPLEX PAID TO THE
                                      PENSION OR RETIREMENT   FROM THE PORTFOLIO FOR THE      MANAGERS FOR THE
                                    BENEFITS ACCRUED AS PART       FISCAL YEAR ENDED         CALENDAR YEAR ENDED
MANAGER                             OF PORTFOLIO EXPENSES(a)       AUGUST 31, 2004(b)        DECEMBER 31, 2003(c)
-------                             -----------------------   --------------------------     --------------------
Douglas A. Hacker                             N/A                      $  972                       115,500
Janet Langford Kelly                          N/A                       1,001                       101,500
Richard W. Lowry                              N/A                         897                       128,150
William E. Mayer                              N/A                       1,076                        56,500
James L. Moody, Jr.                           N/A                         N/A                       133,150
Charles R. Nelson                             N/A                       1,000                       155,073
John J. Neuhauser                             N/A                       1,039                       143,568
Patrick J. Simpson                            N/A                         896(d)                     64,234
Thomas E. Stitzel                             N/A                       1,079                       103,500
Thomas C. Theobald                            N/A                       1,302(e)                    110,250
Anne-Lee Verville                             N/A                       1,184(f)                    128,250
Richard L. Woolworth                          N/A                         951                        64,234

(a) The Portfolio does not provide pension or retirement plan benefits to the Managers.

(b) The Managers served on the Board of each of the Feeder Funds and the Portfolio until July 30, 2004.

(c) Until April 15, 2004, the Portfolio was included in the Columbia Funds Complex. As of December 31, 2003, the Columbia Funds Complex consisted of 132 open-end and 15 closed-end management investment company portfolios.

(d) During the fiscal year ended August 31, 2004, Mr. Simpson deferred $896 of his compensation, pursuant to a deferred compensation plan.

(e) During the fiscal year ended August 31, 2004, Mr. Theobald deferred $664 of his compensation, pursuant to the deferred compensation plan.

(f) During the fiscal year ended August 31, 2004, Ms. Verville deferred $459 of her compensation, pursuant to the deferred compensation plan.

CURRENT MANAGERS

The executive officers of the Portfolio and those of its Managers who are "interested persons" (as defined in the 1940 Act) of the Portfolio receive no direct remuneration from the Portfolio. Managers who are not "interested persons" (as defined in the 1940 Act) ("Independent Managers"), are compensated at the rate of $5,000 annually.

The following table sets forth the estimated compensation paid to each of the Managers by the Portfolio and the Highland Funds for the calendar year ended December 31, 2004.

                                AGGREGATE COMPENSATION                 TOTAL COMPENSATION FROM
NAME OF DIRECTOR                  FROM THE PORTFOLIO                     THE HIGHLAND FUNDS
----------------                  ------------------                     ------------------
R. Joseph Dougherty*                  $    0                                 $     0
Timothy K. Hui                        $5,000                                 $70,000
Scott F. Kavanaugh                    $5,000                                 $70,000
James F. Leary                        $5,000                                 $70,000
Bryan A. Ward                         $5,000                                 $70,000

----------
* Mr. Dougherty is deemed to be an "interested person" of the Portfolio under the 1940 Act due to his position with Highland.

As of November 30, 2004, the Managers and officers of the Portfolio did not own any interests in the Portfolio.

Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management" in each Feeder Fund SAI.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of November 30, 2004, Highland Floating Rate Fund owned 92.82% of the Portfolios interests and Highland Institutional Floating Rate Income Fund owned 7.18% of the Portfolio's interests, and were each deemed to control the Portfolio.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio and each Feeder Fund from "Investment Advisory and Other Services," "Custodian" and "Independent Registered Public Accounting Firm" in each Feeder Fund SAI.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Transactions" in each Feeder Fund SAI.

ITEM 22. TAX STATUS

The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax nor is it expected to have any Delaware income tax liability. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the internal Revenue Code of 1986, as amended (the "Code" and the regulations promulgated thereunder. The Portfolio's taxable year end is August 31. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company ("RIC"), assuming that the investor invests all of its assets in the Portfolio.

In order for an investment company investing in the Portfolio to qualify for federal income tax treatment as a RIC, at least 90% of its gross income for a taxable year must be derived from qualifying income (i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies). Any investment company investing in the Portfolio also will be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because an investment company investing in the Portfolio may invest all of its assets in the Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment companies to satisfy them.

The Portfolio will allocate at least annually to its interest holders its distributive share of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's taxable year on certain options and futures transactions that are required to be marked-to-market).

The Portfolio intends to distribute substantially all of its income including any net realized capital gains, and thereby be relieved of any federal income tax liability to the extent of such distributions. Because capital gain distributions reduce net asset value, if an interest holder purchases shares shortly before a record date he will, in effect, receive a return of a portion of his investment in such distribution. The distribution would nonetheless be taxable to him, even if the net asset value of shares were reduced below his cost. However, for federal income tax purposes, the interest holder 's original cost would continue as his tax basis.

Interest on indebtedness incurred or continued by interest holder to purchase or carry shares of the Portfolio is not deductible for federal income tax purposes. Under rules applied by the Internal Revenue

Service to determine whether borrowed funds are used for the purpose of purchasing or carrying particular assets, the purchase of shares may, depending upon the circumstances, be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.

The Portfolio expects that less than 100% of dividends will qualify for the deduction for dividends received by corporate interest holders.

To the extent the Portfolio invests in foreign securities, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Investors may be entitled to claim U.S. foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. Specifically, if more than 50% of the Portfolio's total assets at the close of any fiscal year consist of stock or securities of foreign corporations, the Portfolio may file an election with the Internal Revenue Service pursuant to which interest holders of the Portfolio will be required to (1) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata shares of foreign income taxes paid by the Portfolio even though not actually received, (2) treat such respective pro rata shares as foreign income taxes paid by them, and (3) deduct such pro rata shares in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to applicable limitations, against their United States income taxes. Interest holders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of foreign taxes paid by the Portfolio, although such interest holders will be required to include their share of such taxes in gross income. Interest holders who claim a foreign tax credit may be required to treat a portion of dividends received from the Portfolio as separate category income for purposes of computing the limitations on the foreign tax credit available to such shareholders. Tax-exempt interest holders will not ordinarily benefit from this election relating to foreign taxes. Each year, the Portfolio will notify interest holders of the amount of
(1) each interest holders's pro rata share of foreign income taxes paid by the Portfolio and (2) the portion of dividends which represents income from each foreign country, if the Portfolio qualifies to pass along such credit.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations as well as the state, local, or foreign tax consequences of investing in the Portfolio.

ITEM 23. FINANCIAL STATEMENTS

Please refer to the audited Financial Statements (investments as of August 31, 2004, statements of assets and liabilities as of August 31, 2004, statements of operations and statements of changes in net assets for the period ended August 31, 2004, and notes thereto) and reports of independent registered public accounting firms, which are contained in the August 31, 2004 annual report of each Feeder Fund. The Financial Statements (but no other material from the report) are incorporated herein by reference. The report may be obtained at no charge by telephoning 1-877-665-1287.

                           PART C -- OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

(1) FINANCIAL STATEMENTS. The financial statements of the Registrant are incorporated by reference to Item 23 of Part B of this Registration Statement.

(2)   EXHIBITS.

      (a)(1)      Certificate of Formation of Registrant.(1)

      (a)(2)      Limited Liability Company Agreement of Registrant.(1)

      (a)(3)      Amended Certificate of Formation of Registrant. (4)

      (a)(4)      Amended Certificate of Formation of Registrant.*

      (b)(1)      By-Laws of Registrant.(1)

      (b)(2)      Amendment to By-Laws of Registrant.(2)

      (b)(3)      Amendment to By-Laws of Registrant.(2)

      (b)(4)      Amendment to By-Laws of Registrant.(3)

      (c)         Not applicable.

      (d)         See Exhibit (a)(2).

      (e)         Not applicable.

      (f)         Not applicable.

      (g) Advisory Agreement between Registrant and Highland Capital Management, L.P. ("Highland"), dated as of July 30, 2004.*

      (h)         Not applicable.

      (i)         Not applicable.

      (j) Custodian Services Agreement between Registrant and PFPC Trust Company, Inc., dated October 18, 2004.*

      (k)(1) Administration Services Agreement between Registrant and Highland, dated October 18, 2004.*

      (k)(2) Sub-Administration Services Agreement between Highland and PFPC Inc. ("PFPC"), dated October 18, 2004.*

      (k)(3) Accounting Services Agreement between Registrant and PFPC, dated October 18, 2004.*

      (k)(4) Credit Agreement between Registrant and The Bank of Nova Scotia, dated as of September 13, 2004.*

      (l)         Not applicable.

      (m)         Not applicable.

      (n)         Not applicable.

      (o)         Not applicable.

      (p)         Not applicable.

      (q)         Not applicable.

      (r)(1)      Code of Ethics of Registrant.*

      (r)(2)      Code of Ethics of Highland.*

----------
*     Filed herewith.

(1) Incorporated by reference to Registrant's filing with the Securities and Exchange Commission (the "SEC") on December 4, 1998.

(2) Incorporated by reference to Registrant's filing with the SEC on December 26, 2000.

(3) Incorporated by reference to Registrant's filing with the SEC on November 2, 2001.

(4) Incorporated by reference to Registrant's filing with the SEC on December 19, 2003.

ITEM 25. MARKETING ARRANGEMENTS

         Not applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Not applicable.

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         Not applicable.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

         TITLE OF CLASS                        NUMBER OF RECORD HOLDERS
         --------------                        ------------------------

         Interests of Registrant               2 as of November 30, 2004

ITEM 29. INDEMNIFICATION

         Reference is made to Article XIV of the Registrant's Limited Liability Company Agreement (Exhibit (a)(2)) with respect to indemnification of the Managers and officers of Registrant against liabilities, which may be incurred by them in such capacities. Registrant, its Managers and officers, its investment adviser, the other investment companies advised by Highland, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities that might be imposed as a result of such actions, suits or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any Manager or officer against any liability to Registrant or its interest holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company. Registrant expects that each of Highland Floating Rate Fund and Highland Institutional Floating Rate Income Fund (the "Feeder Funds") will invest substantially all of its assets in the Registrant. In that connection, Managers and officers of Registrant have signed the registration statement of each of the Feeder Funds on behalf of the Portfolio insofar as those registration statements relate to the Registrant, and those entities have agreed to indemnify Registrant and its Managers and officers against certain liabilities which may be incurred by them.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         The description of the business of Highland is set forth under the caption "Management of the Fund" in the prospectus of each Feeder Fund, incorporated by reference in Item 9 of Part A of this Registration Statement. The information as to the Directors and officers of Highland set forth in Highland' s Form ADV as filed with the SEC on November 19, 2004 (File No. 801-54874) and as amended through the date hereof is incorporated herein by reference.

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder, including journals, ledgers, securities records and other original records, are maintained primarily at the offices of Registrant's custodian, PFPC Trust Company, Inc. All other records so required to be maintained are maintained at the offices of Highland, 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

ITEM 32. MANAGEMENT SERVICES

         Not applicable.

ITEM 33. UNDERTAKINGS

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 29th day of December, 2004.

                                HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY


                                            By: /S/ JAMES D. DONDERO
                                               -----------------------
                                            James D. Dondero, President

                   INDEX OF EXHIBITS FILED WITH THIS AMENDMENT

EXHIBIT
NUMBER            EXHIBIT
------            -------

(a)(4)            Amended Certificate of Formation of Registrant.

(g) Advisory Agreement between Registrant and Highland Capital Management, L.P. ("Highland"), dated as of July 30, 2004.

(j) Custodian Services Agreement between Registrant and PFPC Trust Company, Inc., dated October 18, 2004.

(k)(1) Administration Services Agreement between Registrant and Highland, dated October 18, 2004.

(k)(2) Sub-Administration Services Agreement between Highland and PFPC Inc. ("PFPC"), dated October 18, 2004.

(k)(3) Accounting Services Agreement between Registrant and PFPC, dated October 18, 2004.

(k)(4) Credit Agreement between Registrant and The Bank of Nova Scotia, dated as of September 13, 2004.

(r)(1)            Code of Ethics of Registrant.

(r)(2)            Code of Ethics of Highland.